UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2015
Date of Report

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

We will hold a conference call on Wednesday, September 16 at 11:00 AM EDT (http://services.choruscall.com/links/tpiv150916) to discuss progress in our clinical programs and financing. As previously announced, we recently acquired Folate Receptor Alpha technology and a related IND from the Mayo Foundation for Medical Research & Education.  The conference call will discuss that acquisition, the structure and timing of the Phase II clinical programs and the current status of capital to progress through Phase II trials.

Our current capital structure has changed since our last quarterly report on Form 10-Q as we have raised an additional $3,350,000 between August 19, 2015 and September 9, 2015 upon the exercise of 6,749,991 Series B warrants and 10,000,000 Series B-1 warrants (each exercised at $0.20 per warrant).   All of the shares underlying these warrants were registered on either our Registration Statement on Form S-3 on Form S-1 (registration number 333-196115) or on our registration statement on Form S-1 (registration number 333-205757).  We currently have 62,890,762 shares of common stock issued and outstanding.  We intend to use the funds raised hereby for general corporate purposes and working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: September 10, 2015	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO